EXHIBIT 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III John R. Norris III James K. Norwood	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST
REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	December 31, 2006	December 31, 2005
Rentals, royalties and other income	$3,130,823	$3,526,716
Land sales	6,577,874	713,368

Total income	$9,708,697	$4,240,084

Provision for income tax	$1,774,434	$876,035

Net income	$3,800,222	$2,181,008

Net income per sub-share	$1.79	$1.01
Average sub-shares outstanding during period	2,127,808	2,162,642

	Year Ended
	December 31, 2006	December 31, 2005
Rentals, royalties and other income	$14,821,035	$11,707,525
Land sales	8,201,447	3,700,116

Total income	$23,022,482	$15,407,641

Provision for income tax	$5,309,153	$3,660,141

Net income	$11,569,862	8,512,587

Net income per sub-share	$5.41	$3.92
Average sub-shares outstanding during period	2,139,129	2,172,931